[LETTERHEAD]




March 31, 1997

Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of Virginia Beach Federal Financial Corporation (the "Corporation"), I cordially invite you to attend the 1997 Annual Meeting of Stockholders to be held at the Pavilion Towers Resort and Conference Hotel, 1900 Pavilion Drive, Virginia Beach, Virginia on April 30, 1997 at 2:00 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as representatives of KPMG Peat Marwick LLP, the Corporation's independent accountants, will be present to respond to any questions stockholders may have.

      Whether or not you plan to attend the Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.


                                          Sincerely,


                                          /s/ John A.B. Davies, Jr.
                                          John A.B. Davies, Jr.
                                          President

-------------------------------------------------------------------------------
                 VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                               2101 PARKS AVENUE
                        VIRGINIA BEACH, VIRGINIA  23451
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on April 30, 1997
-------------------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Virginia Beach Federal Financial Corporation ("Corporation"), will be held at the Pavilion Towers Resort and Conference Hotel, 1900 Pavilion Drive, Virginia Beach, Virginia at 2:00 p.m. on Wednesday, April 30, 1997.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

         1.  The election of three directors of the Corporation; and

         2. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

   Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 14, 1997, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

   You are requested to complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Allene S. Cheatham
                                       ALLENE S. CHEATHAM
                                       SECRETARY
Virginia Beach, Virginia
March 31, 1997

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                PROXY STATEMENT
                                      OF
                 VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                               2101 PARKS AVENUE
                        VIRGINIA BEACH, VIRGINIA  23451
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 30, 1997
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                    General
-------------------------------------------------------------------------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Virginia Beach Federal Financial
Corporation ("Corporation) to be used at the Annual Meeting of Stockholders of the Corporation which will be held at the Pavilion Towers Resort and Conference Hotel, 1900 Pavilion Drive, Virginia Beach, Virginia on Wednesday, April 30, 1997 at 2:00 p.m., local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about March 31, 1997. The Corporation is the parent holding company for First Coastal Bank, formerly known as Virginia Beach Federal Savings Bank.

-------------------------------------------------------------------------------
                      Voting and Revocability of Proxies
-------------------------------------------------------------------------------

   Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted "For" the nominees for directors set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

-------------------------------------------------------------------------------
                Voting Securities and Principal Holders Thereof
-------------------------------------------------------------------------------

   Stockholders of record as of the close of business on March 14, 1997, are entitled to one vote for each share of Common Stock of the Corporation ("Common Stock") then held. As of March 14, 1997, the Corporation had 4,971,399 shares of Common Stock issued and outstanding.

   As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

   As to other matters that may properly come before the Meeting, unless otherwise provided in the Restated Articles of Incorporation or Bylaws of the Corporation or by statute, a majority of those votes cast by stockholders shall be sufficient to pass on a matter.

   Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based upon such reports and information provided by the Corporation's Stock Transfer Agent, the following table sets forth, as of March 14, 1997, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and the Common Stock beneficially owned by all executive officers and directors of the Corporation as a group. Management knows of no person other than those set forth below who owns more than 5% of the Corporation's outstanding shares of Common Stock at March 14, 1997.

                                      Amount and Nature     Percent of Shares of
                                      of Beneficial              Common Stock
Name and Beneficial Owner             Ownership (1)              Outstanding
-------------------------             -------------         ----------------
Dimensional Fund Advisors, Inc. (2)
1299 Ocean Avenue, Suite 650
Santa Monica, California  90401          337,000                      6.8%

Floyd E. Kellam, Jr.
2408 Princess Anne Road
Virginia Beach, Virginia  23456        299,719 (3)(4)                 6.0%

All Executive Officers and Directors
  as a Group (12 persons)             1,175,759 (5)                  22.6%


-----------------------------
(1) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(2) As reported to the Corporation, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 337,000 shares of Corporation Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(3) Includes 217,250 shares over which Mr. Kellam exercises sole voting and investment power and 66,469 shares over which Mr. Kellam exercises shared voting and investment power as either co-trustee or co-executor. Excludes shares of Common Stock over which Mr. Kellam disclaims beneficial ownership (161,738 shares of Common Stock held by his mother, Mrs. Annie
      B. Kellam). Includes 16,000 shares which maybe received upon exercise of stock options which are immediately exercisable.
(4) Excludes 9,975 shares of Common Stock of the Corporation owned by Sea Realty Corporation and 47,016 shares of Common Stock of the Corporation owned by Beachland, Inc. for which Mr. Kellam serves as director of each corporation and as such shares voting and dispositive power over such shares.
(5) Includes 227,168 shares which may be received by executive officers and directors upon the exercise of stock options which are immediately exercisable. Does not include 18,332 shares subject to options which were not exercisable within 60 days of March 14, 1997. For more detailed information regarding the beneficial ownership of shares of Corporation Common Stock by the directors and named officers, see "Election of Directors." Includes 8,288 shares allocated under the Employee Stock Ownership Plan and 3,704 shares owned under the Employee Stock Purchase Plan.

--------------------------------------------------------------------------------
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

      The Common Stock of the Corporation is registered pursuant to Section 12(g) of the Exchange Act. The executive officers and directors of the Corporation and beneficial owners of greater than 10% of the Corporation's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Corporation's review of such ownership reports, no executive officer, director or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis during the period from January 1, 1996, through December 31, 1996.

--------------------------------------------------------------------------------
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Corporation's Restated Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members. Three directors will be elected at the Meeting, each to serve for a three-year term, as noted below, or until his successor has been elected and qualified.

      Mr. Edward E. Brickell, Floyd E. Kellam, Jr., and Ivan D. Mapp have been nominated by the Board of Directors to serve as directors. All such nominees are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth the nominees, their name, age, the year they first became a director of the Corporation or First Coastal Bank (formerly known as Virginia Beach Federal Savings Bank) (the "Bank"), the expiration date of their current term as a director, and the number and percentage of shares of the Corporation's Common Stock beneficially owned. Each director of the Corporation is also a member of the Board of Directors of the Bank. Such table also presents the stock ownership of the executive officers of the Corporation.

                       Age at         Year First      Current       Shares of Common
                     December 31,     Elected or      Term to       Stock Beneficially  Percent
Name                    1996          Appointed(1)    Expire         Owned (2)(3)       of Class
----                 ------------     ------------    -------       ----------------    --------

                            BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000


Edward E. Brickell      70            1975            1997           90,613                1.8%

Floyd E. Kellam, Jr.    67            1967            1997          299,719(5)(6)(7)(8)    6.0%

Ivan D. Mapp            77            1974            1997           37,588                0.8%


                                  DIRECTORS CONTINUING IN OFFICE

John A.B. Davies, Jr.   45            1991            1999           62,059(4)             1.2%

Betty Anne Huey         51            1987            1999          106,285(5)(6)          2.1%

Robert H. DeFord, Jr.   64            1979            1998          173,582                3.5%

Charles P. Fletcher     70            1973            1998          142,199                2.9%

Rufus S. Kight, Jr.     84            1951            1998           27,013                0.5%

George R. C. McGuire    63            1979            1998          159,500                3.2%


                                     OTHER EXECUTIVE OFFICERS

Dennis R. Stewart
Executive Vice          47                                          29,326(9)              0.6%
  President and Chief
  Financial Officer


John M. Chattleton
Executive Vice          48                                          32,430(9)              0.7%
  President of the Bank


-----------------

(1) Refers to the year the individual first became a director of the Bank. All of the directors became directors of the Corporation when it was incorporated in February 1989, except John A. B. Davies, Jr., who was appointed a director of the Corporation in June 1991.
(2) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. Also includes immediately exercisable stock options covering a total of 128,000 shares of Common Stock granted to non-employee directors during fiscal 1993, 1994, 1995 and 1996.
(3)  Beneficial ownership as of March 14, 1997.
(4) Includes 3,161 shares of Common Stock held under the Employee Stock Ownership Plan and 598 shares of Common Stock held under the Employee Stock Purchase Plan for such individual's benefit. Includes 50,000 shares which may be received upon the exercise of stock options which are immediately exercisable.
(5)  Directors Floyd E. Kellam, Jr., and Betty Anne Huey are first cousins.

(6) Excludes 9,975 shares of Common Stock of the Corporation owned by Sea Realty Corporation and 47,016 shares of Common Stock of the Corporation owned by Beachland, Inc. for which Floyd E. Kellam, Jr. and Betty Anne Huey serve as director of each corporation and as such share voting and dispositive power over such shares.
(7) Includes 66,469 shares over which Mr. Kellam exercises shared voting and investment power as either a co-trustee or a co-executor.
(8) Excludes 161,738 shares of Common Stock owned by Mrs. Annie B. Kellam, his mother, for which he disclaims beneficial ownership.
(9) Includes stock options exercisable within 60 days of Voting Record Date. Excludes stock uptions of 3,333 and 7,333 held by Messrs. Stewart and Chattleton, respectively, which are not exercisable within 60 days.

     The principal occupation of each nominee and director of the Corporation for the last five years is set forth below.

     John A. B. Davies, Jr. has served as President, Chief Executive Officer and a Director of the Corporation since June 1991. Previously, he was employed with First American Bank of Virginia as a Senior Vice President/Retail Administration.

     Betty Anne Huey is a real estate investor.

     Edward E. Brickell has served as President of the Eastern Virginia Medical School in Norfolk since August 1988. President, BMS, Ltd., from 1987 to July 1988. Prior thereto, he was Superintendent of Schools, City of Virginia Beach, Virginia.

     Floyd E. Kellam, Jr. serves as Vice-Chairman of the Board and is an Attorney in Virginia Beach, Virginia.

     Ivan D. Mapp is the former Commissioner of the Revenue for the City of Virginia Beach, who retired in 1984.

     Robert H. DeFord, Jr. is a land developer.

     Charles P. Fletcher serves as Chairman of the Board and is a Dentist.

     Rufus S. Kight, Jr. is the former Chief Lending Officer of Virginia Beach Federal Savings Bank who retired in 1977.

     George R.C. McGuire is an Orthodontist who retired in 1992.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. All committees act for both the Corporation and the Bank. During the fiscal year ended December 31, 1996, the Board of Directors held 12 meetings. No director of the Corporation attended fewer than 80% of the total meetings of the Board of Directors and committees on which such Board member served during this period.

     The Corporation's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's stockholders for nominees nor, subject to the procedural requirements set forth in the Corporation's

Restated Articles of Incorporation and Bylaws, established any procedures for this purpose. The Board of Directors held one meeting in 1996 in its capacity as the nominating committee.

   The Corporation's Audit and Ethics Committee is composed of Directors Brickell, Fletcher, Kellam, DeFord, Huey, Mapp, and McGuire. The primary functions of this committee are to evaluate audit performance, handle relations with the Corporation's independent accountants and evaluate policies and procedures relating to internal auditing functions. The Audit and Ethics Committee held 6 meetings during 1996.

   The  Corporation's  Human  Resources  and  Finance  Committee  is composed of
Directors Kellam, Fletcher, Brickell, DeFord, Huey, Mapp, McGuire and Davies. This committee reviews interest rate risk management, annual budget proposals, compensation of officers and employees, certain capital expenditure proposals and human resources programs. During 1996, the Human Resources and Finance Committee held 6 meetings.

Directors' Compensation

   Each non-employee director of the Corporation and the Bank receives $300 per Board meeting and an annual retainer of $14,000. The Chairman of the Board receives $400 per meeting. Directors, except full-time employees of the Bank, receive $100 per committee meeting except for the Chairman who receives $200 per committee meeting. Non-employee directors of First Coastal Mortgage Corp (formerly, Beach Fed Mortgage Corp) receive $200 per Board meeting, except for the Chairman who receives $300 per Board meeting. The Corporation paid a total of $182,500 in directors' and committee fees for the fiscal year ended December 31, 1996. Additionally, options to purchase 2,000 shares of Common Stock at $7.8125 per share were awarded to each non-employee director during fiscal year 1996. See "-- Other Benefits -- Stock Option Plans."

Executive Compensation

   Summary Compensation Table. The following table sets forth for the fiscal years ended December 31, 1996, 1995 and 1994, certain information as to the total compensation received by the individuals listed. No other executive officer of the Corporation who continued to serve as an executive officer as of December 31, 1996 received total cash compensation in excess of $100,000 during such periods.

                                           Annual Compensation
                         -------------------------------------------------------
                                                       Securities Other             All
Name and Principal                                     Underlying Annual            Other
Position                  Year     Salary    Bonus(1)  Options    Compensation(2)   Compensation(3)
--------                  ----     ------    --------  -------    ---------------   ------------

John A.B. Davies, Jr      1996   $180,992    $  -0-     $  -0-         $1,106           $5,409
President and CEO         1995    155,000    25,000     25,000            993            6,954
                          1994    155,000       -0-        -0-            934            5,755


Dennis R. Stewart         1996    122,740       -0-        -0-          9,000            4,531
Executive Vice President  1995    115,000     9,520     10,000          9,375            6,100
and CFO                   1994    115,000       -0-        -0-          9,000            4,759

John M. Chattleton        1996    105,051       -0-      5,000          7,000            3,854
Executive Vice President  1995    100,708     8,093     12,000          7,000            5,007
of the Bank               1994     95,074       -0-        -0-          7,000            3,917


----------------
(1) Excludes bonuses accrued during 1996 and paid in 1997 of $26,750, $18,374, and $16,881 to Mr. Davies, Stewart and Chattleton, respectively.
(2) Excludes value of perquisites and other benefits which aggregate value did not exceed the lesser of $50,000 or 10% of total salary and bonus.
(3) Includes amounts allocated to individual's account under the Employee Stock Ownership Plan and Corporation matching contributions under the 401(k) Plan.


Employment Agreements

   The Corporation, through the Bank, has entered into employment agreements with John A.B. Davies, Jr., President and Chief Executive Officer of the Corporation, Dennis R. Stewart, Executive Vice President and Chief Financial Officer of the Corporation and John M. Chattleton, Executive Vice President of the Bank. Each employment agreement is for a two year term, with an annual base salary of $200,000 for Mr. Davies, $123,050 for Mr. Stewart and $112,000 for Mr. Chattleton. Each agreement provides for a salary review by the Board of Directors not less often than annually with the Board to consider increases to be made upon satisfactory performance, as well as participation in any customary fringe benefits and vacation and sick leave. The agreement terminates upon death, and is terminable by the Corporation for "just cause" as defined in the agreement. If the Corporation terminates the employee without just cause, the employee is entitled to a continuation of his salary from the date of termination for a period of twelve (12) months, without regard to the remaining term of the agreement. The employee is able to terminate the agreement by providing not less than 60 days written notice to the Board of Directors. Each agreement may be renewed annually by the Board of Directors upon a determination of satisfactory performance and a determination to extend such agreement within the Board's sole judgment.

   Upon the disability of an executive officer under an employment agreement, such individual will receive not less than 100% of base salary for a period of 12 months and 60% for the remainder of the term of the agreement, reduced by benefits from other disability insurance in effect for Bank employees or payments received under the Federal Social Security Acts.

   Each employment agreement contains a provision stating that in the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Corporation, the employee will be paid in a lump sum an amount equal to 200% of the employee's prior calendar year's W-2 compensation in the case of Messrs. Stewart and Chattleton and 299% of the employee's prior calendar year's W-2 compensation in the case of Mr. Davies. "Control" generally refers to the ownership, holding or power to vote more than 25% of the Bank's or the Corporation's voting stock, the control of the election of a majority of directors of the Bank or Corporation, or the exercise of a controlling influence over the management or policies of the Bank or the Corporation by any person or group. The employee may also be entitled to receive the foregoing termination payment following a change in control in the event the officer is required to relocate more than 35 miles from the Corporation's main office, duties are materially diminished, existing employee benefit plans are not maintained, or in the case of Mr. Davies, if he is not re-elected to the Board of Directors of the Bank or the Corporation. Had a change of control occurred based upon compensation as of December 31, 1996, Mr. Davies, Mr. Stewart and Mr. Chattleton would have been entitled to lump sum payments of $518,382, $245,728, and $204,961, respectively.

Long Term Incentive Plans

      The Corporation does not presently sponsor any long-term incentive plans.

Compensation Committee Interlocks and Insider Participation

      The Corporation's Human Resources and Finance Committee serves as a compensation committee for the executive officers of the Corporation and the Bank. The members of this committee are Directors Kellam, Fletcher, Brickell, DeFord, Huey, Mapp, McGuire and Davies. Mr. Davies is the President and CEO of the Corporation and the Bank.

      Certain Transactions with Management and Others

      The Bank leases its branch office located at 2400 Princess Anne Road, Virginia Beach, from the trustees of a trust under the will of Floyd E. Kellam. Floyd E. Kellam, Jr., a director of the Corporation, serves as a co-trustee of this trust. The original lease term began during 1975, and its last renewal expired at the end of November 1989. The Bank entered into a new lease agreement at the beginning of December 1989 which provides for an initial ten-year term and two five-year renewal options at a specified rental fee for each period. The annual rental was $22,392 for the first year, increasing by 3% per year during the initial term and by 5% per year during any renewal. Leasehold improvements may be credited against rental payments due. In January 1994, the Bank executed an addendum to the original lease for an additional 810 square feet of space adjacent to the original leased premises. The terms and conditions of the lease addendum run concurrent with and are the same as the original lease. The Bank's total rental payments under the lease, net of leasehold improvements, during fiscal 1996 were $37,232.

      The Bank makes loans to its directors, officers and other employees. The Board of Directors must approve all loans to officers. Except for the waiver of loan closing fees for certain non-executive officers and employees, these loans are made in the ordinary course of business and on substantially the same terms and collateral as those of comparable transactions with the general public prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Since 1989, the Bank's loans to directors and executive officers have been made on substantially the same terms, including interest rates and origination fees, as those available to the public for comparable transactions, and such loans do not involve more than the normal risk of non-payment or present other unfavorable features. Loans to executive officers and directors of the Company and the Bank, and their affiliates, amounted to approximately $1,012,600 or 2.3% of the Bank's risk-based capital at December 31, 1996.

     Directors Floyd E. Kellam, Jr. and Betty Anne Huey are stockholders, directors and officers of Sea Realty Corporation (the "Realty Corporation") and Beachland, Inc. ("Beachland"). Realty Corporation and Beachland are closely held corporations which own and rent property in Virginia Beach, Virginia. In November 1995, Realty Corporation obtained a loan in the amount of $290,000 from the Bank. The loan was made for a five year term at an interest rate of 8.75%. Realty Corporation owns 9,975 shares of common stock of the Corporation. In November 1996, Beachland obtained a loan from the Bank in the amount of $175,000 for a five-year term at an interest rate of 8.75%. Beachland owns 47,016 shares of the Corporation's common stock.

      The Bank purchases property and casualty insurance through Kellam-Eaton-Huey Insurance Agency, Inc. (the "Agency"). During fiscal 1996, the Bank purchased $131,779 of insurance through the Agency. Betty Anne Huey, a director of the Bank, and her husband together own half of the stock of the Agency, of which she is a director and her spouse is the Executive Vice President, Secretary and a director.

      During 1985, the Bank made a loan to Charles P. Fletcher, a director of the Bank, at a market rate of interest available to the general public. However, certain loan origination fees were waived under policies in effect at that time. The loan was on his primary residence for a term of 15 years in the amount of $150,000. During 1996, the highest unpaid balance was $116,218 and the balance at December 31, 1996, was $108,653.

Report of the Compensation Committee on Executive Compensation

     The executive officers of the Corporation and the Bank consist of Mr. John A.B. Davies, Jr. (President and Chief Executive Officer), Dennis R. Stewart (Executive Vice President and Chief Financial Officer), and John M. Chattleton (Executive Vice President of the Bank).

      The Corporation's Human Resources and Finance Committee meets throughout the year and, when appropriate, reviews compensation paid to executive officers and determines the level of any increases in the salary budget for executive officers to take effect during the following year. The committee reviews various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Corporation's market area. Although the committee does not set compensation levels for executive officers based on whether particular financial goals have been achieved by the Corporation, the committee does consider the overall profitability of the Corporation when making these decisions. With respect to each particular executive officer, that individual's particular contributions to the Corporation over the past year are also evaluated.

      During 1996, the committee reviewed the annual compensation paid to chief executive officers of financial institutions in the Commonwealth of Virginia and surrounding states with assets of between

$400 million to $1.0 billion in consideration of its specific salary increase decision with respect to compensation to be paid to Mr. Davies. His salary was increased from $155,000 to $200,000 during 1996. Mr. Davies did not participate in committee decisions regarding his own compensation.

      The Human Resources and Finance Committee consists of the following directors of the Corporation:

      Floyd E. Kellam, Jr.
      Charles P. Fletcher
      Edward E. Brickell
      John A.B. Davies, Jr.
      Robert H. DeFord, Jr.
      Betty Anne Huey
      Ivan D. Mapp
      George R.C. McGuire

Performance Graph

      Set forth below is a performance graph comparing the yearly cumulative total shareholder return on the Corporation's Common Stock with (a) the yearly cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the yearly cumulative total shareholder return on stocks included in the Nasdaq Stock Market bank index as prepared for the Nasdaq Stock Market by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. The graph assumes the investment of $100 as of January 1, 1992 in each of the three investment alternatives. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are the Corporation's fiscal years beginning January 1, and ending December 31, 1992, 1993, 1994, 1995, and 1996.

      There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Corporation will not make nor endorse any predictions as to future stock performance. In addition, the report of the Human Resources and Finance Committee and the stock performance graph included herein shall not be deemed to be incorporated by reference into any filing made by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, unless the Corporation specifically incorporates such information by reference in such filings, and shall not otherwise be deemed filed under such Acts.

                               [GRAPHIC OMITTED]



=============================================================================================
                     12/31/91     12/31/92    12/31/93   12/30/94    12/29/95     12/30/96
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Nasdaq CRSP U.S.         100.00      116.38      133.59     130.59       184.67       227.16
---------------------------------------------------------------------------------------------
Nasdaq CRSP Bank         100.00      145.55      165.99     165.38       246.32       325.60
---------------------------------------------------------------------------------------------
Virginia Beach           100.00      176.93      205.53     168.05       221.23       274.74
=============================================================================================


Other Benefits

      Health and Life Insurance. The Corporation's employees are provided with health care and life insurance and long-term disability policies under group plans available generally and on the same basis to all full-time employees.
Hospitalization, medical and major medical plans are subject to employee contributions for dependent coverage.

      401(k) Savings Plan. The Bank sponsors a contributory 401(k) Savings Plan for eligible employees. This plan is a qualified trust under Section 401 of the Internal Revenue Code of 1986 (the "Code"). Employees are eligible to participate in the savings plan after they have completed one year of service and reach age 21. Participants may elect to save between 1% and 10% of their compensation on a pre-tax basis under the savings plan. The first 6% of employee savings is matched $.50 for each

$1.00 of employee savings. Distributions under the savings plan are made following termination of employment, retirement, death, and in the event of permanent and total disability. Total Bank contributions to the savings plan for the fiscal year ended December 31, 1996, amounted to $43,500.

      Employee Stock Ownership Plan. The Bank maintains a non-contributory tax-qualified Employee Stock Ownership Plan ("ESOP") for eligible employees. Employees are eligible to participate in the ESOP after they have reached age
21. Benefits under the ESOP are allocated based upon participant compensation for a plan year as a percentage of total compensation of all ESOP participants. ESOP assets are primarily invested in Common Stock. Distributions under the plan are made following termination of employment, retirement, death, and in the event of permanent and total disability. The Company contributed $60,000 to the ESOP for the fiscal year ended December 31, 1996.

      Employee Stock Purchase Plan. Effective April 1, 1994, the Bank implemented an Employee Stock Purchase Plan ("ESPP"). This Plan permits employees to increase their ownership of shares of the Common Stock. Once an employee is enrolled as a Participant in the Plan, payroll deductions are made and such funds are used to purchase Common Stock under the terms of the Plan. Participation in the Plan is strictly voluntary by the employee, and the employee pays 95% of the purchase price of the Common Stock purchased under the Plan. The Participant pays no brokerage commissions or service charges for purchases made under the Plan. Such charges are paid by the Company. Total Bank contributions to the ESPP for the fiscal year ended December 31, 1996 amounted to $4,200.

      Stock Option Plans. Prior to its expiration in August 1990, the Virginia Beach Federal Savings Bank 1981 Stock Option Plan, as amended (the "1981 Stock Option Plan"), provided for the granting of options to purchase shares of the Bank's common stock to officers and employees of the Bank and its subsidiaries. Upon the reorganization transaction by which the Corporation acquired all of the common stock of the Bank, stock options under the 1981 Stock Option Plan became options to purchase Common Stock of the Corporation. As of December 31, 1996, options to purchase 5,000 shares were outstanding and remain exercisable under the 1981 Stock Option Plan, including options to purchase 2,000 shares of Common Stock held by all executive officers as a group. The shares that may be issued under the 1981 Stock Option Plan is subject to adjustment for stock dividends or stock splits, mergers, recapitalization or similar changes in the number or kinds of shares of stock of the Corporation. No option will be exercisable after the expiration of ten years from the date that it is granted, and an option may be exercised only during the period of employment with the Corporation and its subsidiaries, except in the event of the optionee's death, and cannot be transferred or assigned other than by will or in accordance with the laws of descent and distribution. When an optionee exercises an option, the Corporation will receive a cash payment equal to the exercise price from the optionee in exchange for shares issued.

      In August 1990, the Bank's Board of Directors adopted the 1991 Stock Option Plan, which plan was ratified by stockholders in 1991. The 1991 Stock Option Plan provides for the grant of up to 499,432 options for the purchase of Common Stock on such terms and conditions consistent with the 1991 Stock Option Plan as the Stock Option Committee administering the 1991 Stock Option Plan may determine.

      At the Corporation's Annual Meeting of Stockholders held on April 28, 1993, stockholders of the Corporation ratified the adoption by the Board of Directors of an amendment to the 1991 Stock Option Plan. Under the 1991 Stock Option Plan, as amended, an award of options to purchase 10,000 shares of Common Stock was made to each director of the Corporation who was not otherwise an employee as of February 25, 1993, the date of Board adoption of the amendment. Additionally, the amendment to the 1991 Stock Option Plan provided that each such director be awarded an option to purchase 2,000 shares of Common Stock at the first meeting of the Board of Directors following the 1994

Annual Meeting of Stockholders, and annually thereafter for the next four years, at the then fair market value of such Common Stock. Pursuant to the 1991 Stock Option Plan, as amended, options to purchase a maximum of 160,000 shares of Common Stock in the aggregate may be awarded to such directors. All options granted to directors do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Options granted to each non-employee director pursuant to the 1991 Stock Option Plan are exercisable for a period of ten years from the date of grant, but only while the optionee is a director, or within three years after termination of such service as a director. As of December 31, 1996, options covering 128,000 shares of Common Stock have been awarded to non-employee directors of the Corporation and were immediately exercisable pursuant to the 1991 Stock Option Plan. During 1996, 5,000 options were granted to executive officers of the Corporation, of which 1,667 options were immediately exercisable and the balance were exercisable in equal installments on the first and second anniversary dates of the award.

      The following tables set forth additional information concerning options granted and exercised under the option plans.


                              OPTION GRANTS TABLE

                       Option Grants in Last Fiscal Year
                       ---------------------------------
                                                                                   Potential Realizable
                                                                                     Value at Assumed
                                                                                   Annual Rates of Stock
                                                                                   Price Appreciation for
                                                                                       Option Term
                                                                                   ----------------------
                       Individual Grants
----------------------------------------------------------------------------------
        (a)                     (b)              (c)          (d)         (e)        (f)         (g)
                            Number of        % of Total
                            Securities        Options
                            Underlying       Granted to   Exercise or
                             Options        Employees in  Base Price   Expiration
 Name                        Granted (#)     Fiscal Year     ($/Sh)       Date      5% ($)      10% ($)
------------               -----------       -----------    --------     ------    --------    --------

John A.B. Davies, Jr.              0             N/A          N/A         N/A           N/A         N/A
President and CEO
Dennis R. Stewart                  0             N/A          N/A         N/A           N/A         N/A
Executive Vice President
and CFO
John M. Chattleton             5,000(1)          18.2%        6.875    6/30/06       22,404      56,777
Executive Vice President
of the Bank

------------------
(1)   One-third of such options were exercisable as of March 14, 1997.


                          OPTION EXERCISES AND YEAR END VALUE TABLE
            Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value
            ------------------------------------------------------------------------

        (a)                (b)               (c)                 (d)                         (e)
                                                         Number  of Securities       Value of Unexercised
                                                         Underlying Unexercised      In-The-Money Options
                                                         Options at FY-End (#)       at FY-End ($)(1)
                    Shares Acquired
Name                on Exercise (#)   Value Realized($)  Exercisable/Unexercisable   Exercisable/Unexercisable
----                ---------------   -----------------  -------------------------   -------------------------

John A.B. Davies, Jr.        0                 $0              50,000 / 0               $412,500 / $0
President and CEO

Dennis R. Stewart            0                  0              20,667 / 3,333           $151,503/$28,747
Executive Vice
President and CFO

John M. Chattleton           0                  0              16,667 / 7,333           $128,450/$57,425
Executive Vice
President of the Bank


----------------------
(1)   Based upon a market price of $9.4375 as of December 31, 1996.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telephone without additional compensation. The Corporation may retain a proxy solicitor to assist in the solicitation of proxies at a cost of approximately $2,500, plus reimbursement of certain incurred expenses.

      The Corporation's 1996 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on March 14, 1997. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                            INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

      The Board of Directors has previously selected the accounting firm of KPMG Peat Marwick LLP, independent public accountants, to be the Corporation's independent accountants for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions. Under the Corporation's Restated Articles of Incorporation and Bylaws, stockholders are not required to ratify or confirm the selection of independent accountants made by the Board of Directors.

      On August 9, 1995, the Corporation terminated the services of Price Waterhouse LLP as the Corporation's independent public accounting firm. The decision to change accountants was recommended by the Audit Committee of the Corporation, and approved by the Board of Directors. On August 9, 1995, the
Corporation   retained  KPMG  Peat  Marwick  LLP  as  its   independent   public
accountants.

      In connection with the audits of the Corporation's two most recent fiscal years ended December 31, 1993 and 1994, and for the interim period through August 9, 1995, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to their satisfaction, would have caused them to make reference to the subject of such disagreement in connection with their reports. In addition, during these periods, the reports of Price Waterhouse LLP on the financial statements of the Corporation did not contain any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices at 2101 Parks Avenue, Virginia Beach, Virginia 23451, no later than November 19, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/Alene S. Cheatham
                                    ALLENE S. CHEATHAM
                                    SECRETARY

Virginia Beach, Virginia
March 31, 1997

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION, 2101 PARKS AVENUE, VIRGINIA BEACH, VIRGINIA 23451.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                                2101 PARKS AVENUE
                         VIRGINIA BEACH, VIRGINIA 23451
                                 (757) 428-9331
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 1997
--------------------------------------------------------------------------------

      The undersigned hereby appoints the Board of Directors of Virginia Beach Federal Financial Corporation ("Corporation"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Pavilion Towers Resort and Conference Hotel located at 1900 Pavilion Drive, Virginia Beach, Virginia on Wednesday, April 30, 1997, at 2:00 p.m., and at any and all adjournments thereof, as follows:

                                                                   WITHHOLD
                                                      FOR            VOTE
                                                      ---            ----
1.    The election as director of all nominees
          listed below for three-year terms           |_|            |_|
          (except as marked to the contrary).

      Edward E. Brickell
      Floyd E. Kellam, Jr.
      Ivan D. Mapp

      INSTRUCTIONS: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below:

              ----------------------------------------------------


2. In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the listed proposition.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      Should the undersigned be present and elects to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

      The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement dated March 31, 1997, and a 1996 Annual Report to Stockholders.



                                                Dated:
                                                       -------------------------



                                                      --------------------------
                                                      PRINT NAME OF STOCKHOLDER



                                                      --------------------------
                                                      SIGNATURE OF STOCKHOLDER



                                                      --------------------------
                                                      PRINT NAME OF STOCKHOLDER



                                                      --------------------------
                                                      SIGNATURE OF STOCKHOLDER





      Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

--------------------------------------------------------------------------------
          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                  Virginia Beach Federal Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]       No fee required
  [ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

      (5)  Total fee paid:
-------------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
-------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

      (3) Filing Party:
-------------------------------------------------------------------------------

      (4) Date Filed:
-------------------------------------------------------------------------------